EXHIBIT 10.26
                             CONSULTING AGREEMENT

      AGREEMENT dated the 2nd day of August, 1996 by and between ALLSTAR SYSTEMS, INC., a corporation incorporated in the State of Texas, and having it principal office at Houston, Texas (hereinafter referred to as "Allstar"), and Jack B. Corey, an individual residing in Pinehurst, Montgomery County, Texas ("Corey")

                             W I T N E S S E T H:

      WHEREAS, Allstar desires to retain and make secure for itself the vast experience, outstanding abilities and services of Corey in the future; and

      WHEREAS, Allstar and Corey desire to enter into a consulting agreement;

      NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

      1. CONSULTING PERIOD AND CONSULTING SERVICES TO BE PERFORMED: Allstar agrees to and does hereby retain Corey, who agrees to provide Allstar with consulting services for a period (the "Consulting Period"), commencing on the effective date of this Agreement and continuing until (i) such time as all 65,625 shares of stock of Allstar owned by Corey have been purchased according to Section 3 of the Shareholder Agreement between Corey and the principal shareholder of Allstar dated the same date as this Consulting Agreement and made a part hereof or Section 1 of Insurance Proceeds Agreement of even date herewith between Corey and Allstar calling for a purchase of all of Corey's stock upon the death of such principal shareholder or (ii) at such time that Allstar has issued and sold stock to the general public pursuant to an offering registered under the Securities Act of 1933.

      2. COMPENSATION: Allstar shall pay to Corey for his services during the Consulting Period, compensation of $25,000.00 on August 15, 1996, and November 15, 1996 and $30,000.00 on March 15, August 15 and November 15 of each year thereafter for the remainder of the Consulting Period. Any partial period created by the Consulting Period ending in accordance with paragraph one (1) above shall be paid on a pro-rata basis. The payments made to Corey shall be subject to a set-off of any amounts which may be owned by Corey to Allstar as of the date the payment is due.

      3. PERFORMANCE OF DUTIES: Allstar and Corey agree to perform all acts and duties incident to their consulting arrangement.

      4. OTHER BUSINESS: Corey shall be allowed to pursue any other business endeavors separate, distinct, and independent of Allstar.

      5. SUCCESSORS: This Agreement shall inure to the benefit of and be binding upon the Allstar, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the business of Allstar

      6. NO WAIVER: The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed a waiver of future performance of any such term, covenant or condition but the obligations of either party with respect thereto shall continue in full force and effect.

      7. NOTICES: Any notice given hereunder shall be in writing and be delivered or mailed by Registered or Certified Mail, Return Receipt Requested.

      (a)   James H. Long
            c/o Allstar Systems, Inc.
            6401 Southwest Freeway
            Houston, Texas

      (b)   Jack B. Corey
            P.O. Box 525
            Pinehurst, Texas 77362

      Any party may, by notice given as aforesaid, designate a different address. Any notice given hereunder shall be effective on the date of receipt.

      8. ENTIRE AGREEMENT: This Agreement supersedes all previous agreements between the parties and contains the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by subsequent written agreement entered into by all parties.

      9. CAPTIONS: The captions herein are for the convenience of the parties and are not to be construed as part of the terms of this Agreement.

      10. APPLICABLE LAW: This Agreement shall be governed in all respects by the laws of the State of Texas.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                    ALLSTAR SYSTEMS, INC.


                                    By: /s/ JAMES H. LONG
                                            James H. Long, President

                                        /s/ JACK B. COREY
                                            Jack B. Corey